EX-23.1



                                        Morgan & Company
                                        Chartered Accountants




                  INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference of our current report dated December 3, 2001 with respect to the financial statements of Commodore Minerals, Inc. included in the Transitional Report on Form 10-KSB for the ten month period ended
September 30, 2001.


                                    /s/ MORGAN & COMPANY
                                      Chartered Accountants


December 28, 2001
Vancouver, Canada

Tel:  (604) 687-5841     Member of         P.O. Box 10007 Pacific Centre
Fax:  (604) 687-0075  ACPA International   Suite 1488 - 700 West Georgia Street
www.morgan-cas.com                         Vancouver, B.C. V7Y 1A1